EXHIBIT 99.1
Press Release

FOR IMMEDIATE RELEASE

For further information:
Brad Burke - Investors	Steve Iaco - Media
214.863.3100	212.984.6535
Brad.Burke@cbre.com	Steven.Iaco@cbre.com

CBRE GROUP, INC. REPORTS FINANCIAL RESULTS FOR FIRST-QUARTER 2024
•GAAP EPS Up 10% to $0.41
•Core EPS Down 15% to $0.78

Dallas, TX – May 3, 2024 — CBRE Group, Inc. (NYSE:CBRE) today reported financial results for the first quarter ended March 31, 2024.

Consolidated Financial Results Overview
The following table presents highlights of CBRE performance (dollars in millions, except per share data; totals may not add due to rounding):

			% Change
	Q1 2024	Q1 2023	USD	LC (1)
Operating Results
Revenue	$7,935	$7,411	7.1%	6.9%
Net revenue (2)	4,444	4,181	6.3%	6.1%
GAAP net income	126	117	8.0%	10.3%
GAAP EPS	0.41	0.37	10.4%	12.8%
Core adjusted net income (3)	241	290	(16.7)%	(15.8)%
Core EBITDA (4)	424	533	(20.3)%	(20.0)%
Core EPS (3)	0.78	0.92	(14.8)%	(13.9)%

Cash Flow Results
Cash flow used in operations	$(492)	$(745)	(34.0)%
Less: Capital expenditures	68	60	12.4%
Free cash flow (5)	$(560)	$(805)	(30.5)%

CBRE Press Release
May 3, 2024

“We started 2024 by delivering core earnings that exceeded our expectations heading into the year, driven, in part, by solid net revenue growth,” said Bob Sulentic, CBRE’s chair and chief executive officer. “Leasing outperformed expectations, driven by office leasing growth globally that reflects a resilient economy and companies making progress on bringing their employees back to the office. At the same time, persistent inflation kept interest rates higher than expected, which led to underperformance in our property sales transaction activity.

“Our Global Workplace Solutions segment again delivered double-digit net revenue growth, even as margins fell short of expectations. We have initiated actions to bring our costs in this segment quickly back into line with revenue trajectory.”

During the first quarter of 2024, CBRE’s revenue rose 8% for its Resilient Businesses(6) and 1% for its Transactional Businesses.(6)

Looking ahead, CBRE still expects to generate core earnings per share in the range of $4.25 to $4.65 in 2024.

“Our confidence in achieving our earnings outlook is underpinned by our Resilient Businesses’ continued strong performance, our rapid actions on costs, and the fact that the Advisory Segment remains on track to achieve its growth target for the year, despite a more uncertain economic outlook,” Mr. Sulentic said.

Advisory Services Segment
The following table presents highlights of the Advisory Services segment performance (dollars in millions; totals may not add due to rounding):

			% Change
	Q1 2024	Q1 2023	USD		LC
Revenue	$1,904	$1,854	2.7%		2.9%
Net revenue	1,880	1,832	2.7%		2.8%
Segment operating profit (7)	262	270	(3.0)%		(2.1)%
Segment operating profit on revenue margin (8)	13.7%	14.5%	(0.8	pts)	(0.7	pts)
Segment operating profit on net revenue margin (8)	13.9%	14.7%	(0.8	pts)	(0.7	pts)

Note: all percent changes cited are vs. first-quarter 2023, except where noted.

Property Leasing
•Global leasing revenue rose 4% (same local currency), exceeding expectations.
•Americas leasing revenue rose 4% (same local currency) with the U.S. achieving solid growth for the first time in six quarters.
•Asia-Pacific (APAC) set the pace with growth of 9% (13% local currency), led by Australia, India and South Korea. Japan leasing revenue grew modestly, despite an outsized year-over-year increase in first-quarter 2023.
•Leasing revenue increased 4% (1% local currency) in Europe, Middle East & Africa (EMEA), driven by Continental Europe, notably France and Spain.
•Globally, office leasing grew by double digits, as continued economic resilience and progress on return-to-office plans emboldened tenants to make occupancy decisions.

CBRE Press Release
May 3, 2024

Capital Markets
•Sales activity remained under pressure from high interest rates and tight credit conditions. Global sales revenue declined 11% (10% local currency), slightly more than expected.
•EMEA bucked the downward global trend with sales revenue up 8% (4% local currency), driven by the U.K., where property values have made the most progress toward resetting, as well as Spain.
•Conversely, sales revenue fell 15% (same local currency) in the Americas and 14% (7% local currency) in APAC, although Japan continued to perform well.
•Globally, office sales had the least pronounced decline followed by multifamily.
•Mortgage origination revenue jumped 34% (33% local currency), attributable to higher loan fees and interest earnings on escrow balances.

Other Advisory Business Lines
•Loan servicing revenue rose 5% (same local currency). The servicing portfolio increased to approximately $414 billion, up 1% for the quarter and 7% from a year ago.
•Property management net revenue increased 7% (same local currency), with strength in all regions around the world.
•Valuations revenue edged up 1% (same local currency).
•Absent one-time costs and excluding mortgage servicing rights gains, Advisory segment operating profit margin would have improved 25 basis points compared with first-quarter 2023.

Global Workplace Solutions (GWS) Segment
The following table presents highlights of the GWS segment performance (dollars in millions; totals may not add due to rounding):

			% Change
	Q1 2024	Q1 2023	USD		LC
Revenue	$5,809	$5,338	8.8%		8.5%
Net revenue	2,342	2,130	9.9%		9.6%
Segment operating profit	232	230	0.9%		0.4%
Segment operating profit on revenue margin	4.0%	4.3%	(0.3	pts)	(0.3	pts)
Segment operating profit on net revenue margin	9.9%	10.8%	(0.9	pts)	(0.9	pts)

Note: all percent changes cited are vs. first-quarter 2023, except where noted.

•Facilities management net revenue increased 11% (same local currency), paced by the continued strength in the Local business.
•Project management net revenue rose 7% (same local currency), slightly below trend, reflecting a difficult comparison with first-quarter 2023, when net revenue rose 18%.
•Weak operating leverage in the quarter reflected certain one-time expenses, including higher-than- anticipated medical claims, and increased costs, which the company is now focused on substantially reducing.
•Even with a second consecutive quarter of very strong business wins, the pipeline remained elevated, notably driven by the industrial & logistics, media & technology and financial & professional services sectors.

CBRE Press Release
May 3, 2024

Real Estate Investments (REI) Segment
The following table presents highlights of the REI segment performance (dollars in millions):

			% Change
	Q1 2024	Q1 2023	USD	LC
Revenue	$228	$223	1.9%	0.5%
Segment operating profit	34	131	(73.8)%	(73.6)%

Note: all percent changes cited are vs. first-quarter 2023, except where noted.

Real Estate Development
•Global development operating loss(9) totaled approximately $4 million, in line with expectations. The company realized an unusually large gain on a development portfolio sale in last year’s first quarter, accounting for its robust performance in that period. As expected, U.S. development was modestly profitable in the current first quarter.
•The in-process portfolio ended first-quarter 2024 at $18.8 billion, up $3.0 billion from year-end 2023. The increase was largely driven by a new fee-based industrial development project. The pipeline decreased $0.5 billion during the quarter to $12.8 billion.

Investment Management
•Total revenue edged up 1% (flat local currency), with flat asset management fees.
•Operating profit fell 14.0% (same local currency) to approximately $37 million, slightly better than expected.
•Assets Under Management (AUM) totaled $144.0 billion, a decrease of $3.5 billion from year-end 2023. The decrease was driven by lower asset values and adverse foreign currency movement.
Corporate and Other Segment

•Non-core operating loss totaled $71 million, primarily due to the lower value of the company’s investment in Altus Power, Inc. (NYSE:AMPS), reflecting a decline in its share price during the quarter.
•Core corporate operating loss increased 5%, or roughly $5 million.

CBRE Press Release
May 3, 2024

Capital Allocation Overview
•Free Cash Flow – During the first quarter of 2024, free cash outflow was $560 million. This reflected cash used in operating activities of $492 million, adjusted for total capital expenditures of $68 million.(10) Cash flow conversion improved for the second consecutive quarter.
•Stock Repurchase Program – The company did not repurchase any of its common stock during the first quarter of 2024. There was approximately $1.5 billion of capacity remaining under the company’s authorized stock repurchase program as of March 31, 2024.
•Acquisitions and Investments – During the first quarter, CBRE acquired J&J Worldwide Services, Inc., a provider of engineering services, base support operations and facilities maintenance for the U.S. federal government, for a total cash and non-cash consideration of $820 million. This acquisition was partially funded by a $500 million senior notes offering completed during the quarter. The notes have an interest rate of 5.5% and are due in 2029.
Leverage and Financing Overview
•Leverage – CBRE’s net leverage ratio (net debt(11) to trailing twelve-month core EBITDA) was 1.47x as of March 31, 2024, which is substantially below the company’s primary debt covenant of 4.25x. The net leverage ratio is computed as follows (dollars in millions):

As of
March 31, 2024
Total debt	$4,128
Less: Cash (12)	1,044
Net debt (11)	$3,084

Divided by: Trailing twelve-month Core EBITDA	$2,101

Net leverage ratio	1.47x

•Liquidity – As of March 31, 2024, the company had approximately $3.9 billion of total liquidity, consisting of approximately $1.04 billion in cash, plus the ability to borrow an aggregate of approximately $2.85 billion under its revolving credit facilities, net of any outstanding letters of credit.

CBRE Press Release
May 3, 2024

Conference Call Details
The company’s first quarter earnings webcast and conference call will be held today, Friday, May 3, 2024 at 8:30 a.m. Eastern Time. Investors are encouraged to access the webcast via this link or they can click this link beginning at 8:15 a.m. Eastern Time for automated access to the conference call.
Alternatively, investors may dial into the conference call using these operator-assisted phone numbers: 877.407.8037 (U.S.) or 201.689.8037 (International). A replay of the call will be available starting at 1:00 p.m. Eastern Time on May 3, 2024. The replay is accessible by dialing 877.660.6853 (U.S.) or 201.612.7415 (International) and using the access code: 13745735#. A transcript of the call will be available on the company's Investor Relations website at https://ir.cbre.com.
About CBRE Group, Inc.
CBRE Group, Inc. (NYSE:CBRE), a Fortune 500 and S&P 500 company headquartered in Dallas, is the world’s largest commercial real estate services and investment firm (based on 2023 revenue). The company has more than 130,000 employees (including Turner & Townsend employees) serving clients in more than 100 countries. CBRE serves a diverse range of clients with an integrated suite of services, including facilities, transaction and project management; property management; investment management; appraisal and valuation; property leasing; strategic consulting; property sales; mortgage services and development services. Please visit our website at www.cbre.com. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website at https://ir.cbre.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.
Safe Harbor and Footnotes
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the economic outlook, the company’s future growth momentum, operations and business outlook. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this press release. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, the company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: disruptions in general economic, political and regulatory conditions and significant public health events, particularly in geographies or industry sectors where our business may be concentrated; volatility or adverse developments in the securities, capital or credit markets, interest rate increases and conditions affecting the value of real estate assets, inside and outside the United States; poor performance of real estate investments or other conditions that negatively impact clients’ willingness to make real estate or long-term contractual commitments and the cost and availability of capital for investment in real estate; foreign currency fluctuations and changes in currency restrictions, trade sanctions and import/export and transfer pricing rules; our ability to compete globally, or in specific geographic markets or business segments that are material to us; our ability to identify, acquire and integrate accretive companies; costs and potential future capital requirements relating to companies we may acquire; integration challenges arising out of companies we may acquire; increases in unemployment and general slowdowns in commercial activity; trends in pricing and risk assumption for commercial real estate services; the effect of significant changes in capitalization rates across different property types; a reduction by companies in their reliance on outsourcing for their commercial real estate needs, which would affect our revenues and operating performance; client actions to restrain project spending and reduce outsourced staffing levels; our ability to further diversify our revenue model to offset cyclical economic trends in the commercial real estate industry; our ability to attract new occupier and investor clients; our ability to retain major clients and renew related contracts; our ability to leverage our global services platform to maximize and sustain long-term cash flow; our ability to continue investing in our platform and client service offerings; our ability to maintain expense discipline; the emergence of disruptive business models and technologies; negative publicity or harm to our brand and reputation; the failure by third parties to comply with service level

CBRE Press Release
May 3, 2024

agreements or regulatory or legal requirements; the ability of our investment management business to maintain and grow assets under management and achieve desired investment returns for our investors, and any potential related litigation, liabilities or reputational harm possible if we fail to do so; our ability to manage fluctuations in net earnings and cash flow, which could result from poor performance in our investment programs, including our participation as a principal in real estate investments; the ability of our indirect subsidiary, CBRE Capital Markets, Inc., to periodically amend, or replace, on satisfactory terms, the agreements for its warehouse lines of credit; declines in lending activity of U.S. GSEs, regulatory oversight of such activity and our mortgage servicing revenue from the commercial real estate mortgage market; changes in U.S. and international law and regulatory environments (including relating to anti-corruption, anti-money laundering, trade sanctions, tariffs, currency controls and other trade control laws), particularly in Asia, Africa, Russia, Eastern Europe and the Middle East, due to the level of political instability in those regions; litigation and its financial and reputational risks to us; our exposure to liabilities in connection with real estate advisory and property management activities and our ability to procure sufficient insurance coverage on acceptable terms; our ability to retain, attract and incentivize key personnel; our ability to manage organizational challenges associated with our size; liabilities under guarantees, or for construction defects, that we incur in our development services business; variations in historically customary seasonal patterns that cause our business not to perform as expected; our leverage under our debt instruments as well as the limited restrictions therein on our ability to incur additional debt, and the potential increased borrowing costs to us from a credit-ratings downgrade; our and our employees’ ability to execute on, and adapt to, information technology strategies and trends; cybersecurity threats or other threats to our information technology networks, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption; our ability to comply with laws and regulations related to our global operations, including real estate licensure, tax, labor and employment laws and regulations, fire and safety building requirements and regulations, as well as data privacy and protection regulations and ESG matters, and the anti-corruption laws and trade sanctions of the U.S. and other countries; changes in applicable tax or accounting requirements; any inability for us to implement and maintain effective internal controls over financial reporting; the effect of implementation of new accounting rules and standards or the impairment of our goodwill and intangible assets; and the performance of our equity investments in companies that we do not control.
Additional information concerning factors that may influence the company’s financial information is discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Cautionary Note on Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2023, our latest quarterly report on Form 10-Q, as well as in the company’s press releases and other periodic filings with the Securities and Exchange Commission (SEC). Such filings are available publicly and may be obtained on the company’s website at www.cbre.com or upon written request from CBRE’s Investor Relations Department at investorrelations@cbre.com.
The terms “net revenue,” “core adjusted net income,” “core EBITDA,” “core EPS,” “business line operating profit (loss),” “segment operating profit on revenue margin,” “segment operating profit on net revenue margin,” “net debt” and “free cash flow,” all of which CBRE uses in this press release, are non-GAAP financial measures under SEC guidelines, and you should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release for a further explanation of these measures. We have also included in that section reconciliations of these measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.
Totals may not sum in tables in millions included in this release due to rounding.

Note: We have not reconciled the (non-GAAP) core earnings per share forward-looking guidance included in this release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, carried interest incentive compensation and financing costs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

(1)Local currency percentage change is calculated by comparing current-period results at prior-period exchange rates versus prior-period results.
(2)Net revenue is gross revenue less costs largely associated with subcontracted vendor work performed for clients. These costs are reimbursable by clients and generally have no margin.

CBRE Press Release
May 3, 2024

(3)Core adjusted net income and core earnings per diluted share (or core EPS) exclude the effect of select items from GAAP net income and GAAP earnings per diluted share as well as adjust the provision for (benefit from) income taxes and impact on non-controlling interest for such charges. Adjustments during the periods presented included non-cash depreciation and amortization expense related to certain assets attributable to acquisitions and restructuring activities, certain carried interest incentive compensation expense to align with the timing of associated revenue, costs incurred related to legal entity restructuring, write-off of financing costs on extinguished debt, integration and other costs related to acquisitions, asset impairments, and costs associated with efficiency and cost-reduction initiatives. It also removes the fair value changes and related tax impact of certain strategic non-core non-controlling equity investments that are not directly related to our business segments (including venture capital “VC” related investments).
(4)Core EBITDA represents earnings, inclusive of non-controlling interest, before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization, asset impairments, adjustments related to certain carried interest incentive compensation expense to align with the timing of associated revenue, costs incurred related to legal entity restructuring, integration and other costs related to acquisitions and costs associated with efficiency and cost-reduction initiatives. It also removes the fair value changes, on a pre-tax basis, of certain strategic non-core non-controlling equity investments that are not directly related to our business segments (including venture capital “VC” related investments).
(5)Free cash flow is calculated as cash flow provided by operations, less capital expenditures (reflected in the investing section of the consolidated statement of cash flows).
(6)Net revenue from Resilient Businesses includes the entire Global Workplace Solutions segment, property management, loan servicing, asset management fees in the investment management business, and valuations. Net revenue from Transactional Businesses includes sales, leasing, mortgage origination, carried interest and incentive fees in the investment management business, and development fees.
(7)Segment operating profit (loss) is the measure reported to the chief operating decision maker (CODM) for purposes of making decisions about allocating resources to each segment and assessing performance of each segment. Segment operating profit represents earnings, inclusive of non-controlling interest, before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization and asset impairments, as well as adjustments related to the following: certain carried interest incentive compensation expense to align with the timing of associated revenue, costs incurred related to legal entity restructuring, and integration and other costs related to acquisitions, and costs associated with efficiency and cost-reduction initiatives.
(8)Segment operating profit on revenue and net revenue margins represent segment operating profit divided by revenue and net revenue, respectively.
(9)Represents line of business profitability/losses, as adjusted.
(10)For the three months ended March 31, 2024, the company incurred capital expenditures of $67.7 million (reflected in the investing section of the condensed consolidated statement of cash flows) and received tenant concessions from landlords of $7.3 million (reflected in the operating section of the condensed consolidated statement of cash flows).
(11)Net debt is calculated as total debt (excluding non-recourse debt) less cash and cash equivalents.
(12)Cash represents cash and cash equivalents (excluding restricted cash).

CBRE Press Release
May 3, 2024

CBRE GROUP, INC.
OPERATING RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(in millions, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue:
Net revenue	$4,444	$4,181
Pass through costs also recognized as revenue	3,491	3,230
Total revenue	7,935	7,411

Costs and expenses:
Cost of revenue	6,475	6,006
Operating, administrative and other	1,111	1,209
Depreciation and amortization	158	162
Total costs and expenses	7,744	7,377

Gain on disposition of real estate	13	3

Operating income	204	37

Equity (loss) income from unconsolidated subsidiaries	(58)	142
Other income	9	2
Interest expense, net of interest income	36	28
Income before (benefit from) provision for income taxes	119	153
(Benefit from) provision for income taxes	(29)	28
Net income	148	125
Less: Net income attributable to non-controlling interests	22	8
Net income attributable to CBRE Group, Inc.	$126	$117

Basic income per share:
Net income per share attributable to CBRE Group, Inc.	$0.41	$0.38
Weighted average shares outstanding for basic income per share	305,808,212	310,464,609

Diluted income per share:
Net income per share attributable to CBRE Group, Inc.	$0.41	$0.37
Weighted average shares outstanding for diluted income per share	308,502,456	315,358,147

Core EBITDA	$424	$533

CBRE Press Release
May 3, 2024

CBRE GROUP, INC.
SEGMENT RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2024
(in millions, totals may not add due to rounding)
(Unaudited)

	Three Months Ended March 31, 2024
	Advisory Services	Global Workplace Solutions	Real Estate Investments	Corporate (1)	Total Core	Other	Total Consolidated
Revenue:
Net revenue	$1,880	$2,342	$228	$(6)	$4,444	$—	$4,444
Pass through costs also recognized as revenue	24	3,467	—	—	3,491	—	3,491
Total revenue	1,904	5,809	228	(6)	7,935	—	7,935

Costs and expenses:
Cost of revenue	1,148	5,279	43	5	6,475	—	6,475
Operating, administrative and other	497	297	189	128	1,111	—	1,111
Depreciation and amortization	69	71	3	15	158	—	158
Total costs and expenses	1,714	5,647	235	148	7,744	—	7,744

Gain on disposition of real estate	—	—	13	—	13	—	13

Operating income (loss)	190	162	6	(154)	204	—	204

Equity income (loss) from unconsolidated subsidiaries	1	1	11	—	13	(71)	(58)
Other income	2	2	—	5	9	—	9
Add-back: Depreciation and amortization	69	71	3	15	158	—	158
Adjustments:
Costs associated with efficiency and cost-reduction initiatives	—	—	—	29	29	—	29
Carried interest incentive compensation expense to align with the timing of associated revenue	—	—	14	—	14	—	14
Costs incurred related to legal entity restructuring	—	—	—	1	1	—	1
Integration and other costs related to acquisitions (2)	—	(4)	—	—	(4)	—	(4)
Total segment operating profit (loss)	$262	$232	$34	$(104)		$(71)	$353

Core EBITDA					$424
_______________
(1)Includes elimination of inter-segment revenue.
(2)During the three months ended March 31, 2024, integration and other costs related to acquisitions include $17.5 million in deal and integration costs, offset by reversal of $21.7 million in previously recognized transaction-related bonus expense due to change in estimate.

CBRE Press Release
May 3, 2024

CBRE GROUP, INC.
SEGMENT RESULTS—(CONTINUED)
FOR THE THREE MONTHS ENDED MARCH 31, 2023
(in millions, totals may not add due to rounding)
(Unaudited)

	Three Months Ended March 31, 2023

	Advisory Services	Global Workplace Solutions	Real Estate Investments	Corporate (1)	Total Core	Other	Total Consolidated
Revenue:
Net revenue	$1,832	$2,130	$223	$(4)	$4,181	$—	$4,181
Pass through costs also recognized as revenue	22	3,208	—	—	3,230	—	3,230
Total revenue	1,854	5,338	223	(4)	7,411	—	7,411

Costs and expenses:
Cost of revenue	1,127	4,842	38	(1)	6,006	—	6,006
Operating, administrative and other	523	323	252	111	1,209	—	1,209
Depreciation and amortization	78	64	7	13	162	—	162
Total costs and expenses	1,728	5,229	297	123	7,377	—	7,377

Gain on disposition of real estate	—	—	3	—	3	—	3

Operating income (loss)	126	109	(71)	(127)	37	—	37

Equity income (loss) from unconsolidated subsidiaries	1	—	167	—	168	(26)	142
Other income	2	—	—	—	2	—	2
Add-back: Depreciation and amortization	78	64	7	13	162	—	162
Adjustments:
Costs associated with efficiency and cost-reduction initiatives	63	50	21	5	139	—	139
Integration and other costs related to acquisitions	—	7	—	11	18	—	18
Carried interest incentive compensation expense to align with the timing of associated revenue	—	—	7	—	7	—	7
Total segment operating profit (loss)	$270	$230	$131	$(98)		$(26)	$507

Core EBITDA					$533
_______________
(1)Includes elimination of inter-segment revenue.

CBRE Press Release
May 3, 2024

CBRE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$1,044	$1,265
Restricted cash	83	106
Receivables, net	6,172	6,370
Warehouse receivables (1)	848	675
Contract assets	462	443
Prepaid expenses	308	333
Income taxes receivable	162	159
Other current assets	365	315
Total Current Assets	9,444	9,666
Property and equipment, net	900	907
Goodwill	5,554	5,129
Other intangible assets, net	2,298	2,081
Operating lease assets	1,003	1,030
Investments in unconsolidated subsidiaries	1,298	1,374
Non-current contract assets	88	75
Real estate under development	331	300
Non-current income taxes receivable	85	78
Deferred tax assets, net	353	361
Other assets, net	1,610	1,547
Total Assets	$22,964	$22,548
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$3,415	$3,562
Compensation and employee benefits payable	1,342	1,459
Accrued bonus and profit sharing	829	1,556
Operating lease liabilities	249	242
Contract liabilities	304	298
Income taxes payable	187	217
Warehouse lines of credit (which fund loans that U.S. Government Sponsored Enterprises have committed to purchase) (1)	839	666
Revolving credit facility	820	—
Other short-term borrowings	7	16
Current maturities of long-term debt	19	9
Other current liabilities	222	218
Total Current Liabilities	8,233	8,243
Long-term debt, net of current maturities	3,282	2,804
Non-current operating lease liabilities	1,055	1,089
Non-current income taxes payable	30	30
Non-current tax liabilities	141	157
Deferred tax liabilities, net	253	255
Other liabilities	871	903
Total Liabilities	13,865	13,481
Equity:
CBRE Group, Inc. Stockholders’ Equity:
Class A common stock	3	3
Additional paid-in capital	—	—
Accumulated earnings	9,263	9,188
Accumulated other comprehensive loss	(1,005)	(924)
Total CBRE Group, Inc. Stockholders’ Equity	8,261	8,267
Non-controlling interests	838	800
Total Equity	9,099	9,067
Total Liabilities and Equity	$22,964	$22,548
________________________________________________________________________________________________________________________________________
(1)Represents loan receivables, the majority of which are offset by borrowings under related warehouse line of credit facilities.

CBRE Press Release
May 3, 2024

CBRE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$148	$125
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	158	162
Amortization of financing costs	2	1
Gains related to mortgage servicing rights, premiums on loan sales and sales of other assets	(29)	(23)
Gain on disposition of real estate assets	(13)	—
Net realized and unrealized (gains) losses, primarily from investments	(5)	—
Provision for doubtful accounts	3	4
Net compensation expense for equity awards	30	18
Equity loss (income) from unconsolidated subsidiaries	58	(142)
Distribution of earnings from unconsolidated subsidiaries	22	178
Proceeds from sale of mortgage loans	2,054	2,167
Origination of mortgage loans	(2,216)	(2,495)
Increase in warehouse lines of credit	173	335
Tenant concessions received	7	1
Purchase of equity securities	(11)	(2)
Proceeds from sale of equity securities	10	2
Increase in real estate under development	(5)	(6)
Decrease (increase) in receivables, prepaid expenses and other assets (including contract and lease assets)	244	(73)
Decrease in accounts payable and accrued expenses and other liabilities (including contract and lease liabilities)	(211)	(74)
Decrease in compensation and employee benefits payable and accrued bonus and profit sharing	(824)	(844)
Increase in net income taxes receivable/payable	(43)	(57)
Other operating activities, net	(44)	(22)
Net cash used in operating activities	(492)	(745)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(68)	(60)
Acquisition of businesses, including net assets acquired and goodwill, net of cash acquired	(783)	(45)
Contributions to unconsolidated subsidiaries	(28)	(29)
Distributions from unconsolidated subsidiaries	22	15
Acquisition and development of real estate assets	(59)	—
Other investing activities, net	16	4
Net cash used in investing activities	(900)	(115)

CBRE Press Release
May 3, 2024

	Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facility	1,070	1,660
Repayment of revolving credit facility	(250)	(629)
Proceeds from notes payable on real estate	2	—
Proceeds from issuance of 5.500% senior notes	495	—
Repurchase of common stock	—	(130)
Acquisition of businesses (cash paid for acquisitions more than three months after purchase date)	(8)	(60)
Units repurchased for payment of taxes on equity awards	(97)	(46)
Non-controlling interest contributions	1	—
Other financing activities, net	(21)	(34)
Net cash provided by financing activities	1,192	761
Effect of currency exchange rate changes on cash and cash equivalents and restricted cash	(44)	14
NET DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(244)	(85)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, AT BEGINNING OF PERIOD	1,371	1,405
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, AT END OF PERIOD	$1,127	$1,320

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$100	$39
Income tax payments, net	$90	$82
Non-cash investing and financing activities:
Deferred and/or contingent consideration	$11	$—

CBRE Press Release
May 3, 2024

Non-GAAP Financial Measures
The following measures are considered “non-GAAP financial measures” under SEC guidelines:
(i)Net revenue
(ii)Core EBITDA
(iii)Business line operating profit/loss
(iv)Segment operating profit on revenue and net revenue margins
(v)Free cash flow
(vi)Net debt
(vii)Core net income attributable to CBRE Group, Inc. stockholders, as adjusted (which we also refer to as “core adjusted net income”)
(viii)Core EPS
These measures are not recognized measurements under United States generally accepted accounting principles (GAAP). When analyzing our operating performance, investors should use these measures in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with GAAP. Because not all companies use identical calculations, our presentation of these measures may not be comparable to similarly titled measures of other companies.
Our management generally uses these non-GAAP financial measures to evaluate operating performance and for other discretionary purposes. The company believes these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they eliminate the impact of selected charges that may obscure trends in the underlying performance of our business. The company further uses certain of these measures, and believes that they are useful to investors, for purposes described below.
With respect to net revenue, net revenue is gross revenue less costs largely associated with subcontracted vendor work performed for clients. We believe that investors may find this measure useful to analyze the company’s overall financial performance because it excludes costs reimbursable by clients that generally have no margin, and as such provides greater visibility into the underlying performance of our business.
With respect to Core EBITDA, business line operating profit/loss, and segment operating profit on revenue and net revenue margins, the company believes that investors may find these measures useful in evaluating our operating performance compared to that of other companies in our industry because their calculations generally eliminate the accounting effects of strategic acquisitions, which would include impairment charges of goodwill and intangibles created from such acquisitions, the effects of financings and income tax and the accounting effects of capital spending. All of these measures may vary for different companies for reasons unrelated to overall operating performance. In the case of Core EBITDA, this measure is not intended to be a measure of free cash flow for our management’s discretionary use because it does not consider cash requirements such as tax and debt service payments. The Core EBITDA measure calculated herein may also differ from the amounts calculated under similarly titled definitions in our credit facilities and debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt. The company also uses segment operating profit and core EPS as significant components when measuring our operating performance under our employee incentive compensation programs.
With respect to free cash flow, the company believes that investors may find this measure useful to analyze the cash flow generated from operations after accounting for cash outflows to support operations and capital expenditures. With respect to net debt, the company believes that investors use this measure when calculating the company’s net leverage ratio.

CBRE Press Release
May 3, 2024

With respect to core EBITDA, core EPS and core adjusted net income, the company believes that investors may find these measures useful to analyze the underlying performance of operations without the impact of strategic non-core equity investments (Altus Power, Inc. and certain other investments) that are not directly related to our business segments. These can be volatile and are often non-cash in nature.
Core net income attributable to CBRE Group, Inc. stockholders, as adjusted (or core adjusted net income), and core EPS, are calculated as follows (in millions, except share and per share data):

	Three Months Ended March 31,
	2024	2023

Net income attributable to CBRE Group, Inc.	$126	$117

Adjustments:
Non-cash depreciation and amortization expense related to certain assets attributable to acquisitions and restructuring activities	41	49
Impact of adjustments on non-controlling interest	—	(10)
Net fair value adjustments on strategic non-core investments	71	26
Costs associated with efficiency and cost-reduction initiatives	29	139
Carried interest incentive compensation expense to align with the timing of associated revenue	14	7
Costs incurred related to legal entity restructuring	1	—
Integration and other costs related to acquisitions (1)	(4)	18
Tax impact of adjusted items and strategic non-core investments	(37)	(56)

Core net income attributable to CBRE Group, Inc., as adjusted	$241	$290

Core diluted income per share attributable to CBRE Group, Inc., as adjusted	$0.78	$0.92

Weighted average shares outstanding for diluted income per share	308,502,456	315,358,147
Core EBITDA is calculated as follows (in millions, totals may not add due to rounding):

	Three Months Ended March 31,
	2024	2023

Net income attributable to CBRE Group, Inc.	$126	$117
Net income attributable to non-controlling interests	22	8
Net income	148	125

Adjustments:
Depreciation and amortization	158	162
Interest expense, net of interest income	36	28
(Benefit from) provision for income taxes	(29)	28
Costs associated with efficiency and cost-reduction initiatives	29	139
Carried interest incentive compensation expense to align with the timing of associated revenue	14	7
Costs incurred related to legal entity restructuring	1	—
Integration and other costs related to acquisitions (1)	(4)	18
Net fair value adjustments on strategic non-core investments	71	26
Core EBITDA	$424	$533
________________________________________________________________________________________________________________________________________
(1)During the three months ended March 31, 2024, integration and other costs related to acquisitions include $17.5 million in deal and integration costs, offset by reversal of $21.7 million in previously recognized transaction-related bonus expense due to change in estimate.

CBRE Press Release
May 3, 2024

Core EBITDA for the trailing twelve months ended March 31, 2024 is calculated as follows (in millions):

Trailing Twelve Months Ended March 31, 2024

Net income attributable to CBRE Group, Inc.	$995
Net income attributable to non-controlling interests	55
Net income	1,050

Adjustments:
Depreciation and amortization	618
Interest expense, net of interest income	157
Provision for income taxes	193
Costs incurred related to legal entity restructuring	14
Integration and other costs related to acquisitions (1)	40
Costs associated with efficiency and cost-reduction initiatives	50
One-time gain associated with remeasuring an investment in an unconsolidated subsidiary to fair value as of the date the remaining controlling interest was acquired	(34)
Net fair value adjustments on strategic non-core investments	13

Core EBITDA	$2,101
________________________________________________________________________________________________________________________________________
(1)During the three months ended March 31, 2024, integration and other costs related to acquisitions include $17.5 million in deal and integration costs, offset by reversal of $21.7 million in previously recognized transaction-related bonus expense due to change in estimate.
Revenue includes client reimbursed pass-through costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients. Reimbursement related to subcontracted vendor work generally has no margin and has been excluded from net revenue. Reconciliations are shown below (dollars in millions):

	Three Months Ended March 31,
	2024	2023
Consolidated
Revenue	$7,935	$7,411
Less: Pass through costs also recognized as revenue	3,491	3,230
Net revenue	$4,444	$4,181

	Three Months Ended March 31,
	2024	2023
Property Management Revenue
Revenue	$496	$464
Less: Pass through costs also recognized as revenue	24	22
Net revenue	$472	$442

	Three Months Ended March 31,
	2024	2023
GWS Revenue
Revenue	$5,809	$5,338
Less: Pass through costs also recognized as revenue	3,467	3,208
Net revenue	$2,342	$2,130

CBRE Press Release
May 3, 2024

	Three Months Ended March 31,
	2024	2023
Facilities Management Revenue
Revenue	$4,067	$3,680
Less: Pass through costs also recognized as revenue	2,515	2,285
Net revenue	$1,552	$1,395

	Three Months Ended March 31,
	2024	2023
Project Management Revenue
Revenue	$1,742	$1,658
Less: Pass through costs also recognized as revenue	952	923
Net revenue	$790	$735
Below represents a reconciliation of REI business line operating profitability/loss to REI segment operating profit (in millions):

	Three Months Ended March 31,
Real Estate Investments	2024	2023
Investment management operating profit	$37	$43
Global real estate development operating (loss) profit	(4)	90
Segment overhead (and related adjustments)	1	(2)
Real estate investments segment operating profit	$34	$131